Exhibit 99-B.8.13 Sixth Amendment to
Fund Participation Agreement

WITNESSETH:

WHEREAS, Aetna Life Insurance and Annuity Company ("ALIAC"), Aeltus Investment Management, Inc. ("Aeltus"), and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund, on behalf of each of its series, Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series ("Funds") have entered into a Fund Participation Agreement dated May 1, 1998 and amended on November 9, 1998, December 31, 1999, February 11, 2000, May 1, 2000 and February 27, 2001 ("Agreement"); and

WHEREAS, ALIAC, Aeltus and the Funds desire to amend and restate Schedule B of the Agreement to (i) include Aetna GET Fund, Series N; and

NOW, THEREFORE, it is agreed among ALIAC, Aeltus and the Funds to amend and restate Schedule B to include Aetna GET Fund, Series N.

IN WITNESS WHEREOF, the undersigned have executed this Sixth Amendment to the Agreement by their duly authorized officers as of the 19th day of June, 2001.

AETNA LIFE INSURANCE AND ANNUITY COMPANY

By	/s/ Laurie M. Tillinghast

Name	Laurie M. Tillinghast

Title	Vice President

AELTUS INVESTMENT MANAGEMENT INC.

By	/s/ Neil Kochen

Name	Neil Kochen

Title	Executive Vice President

AETNA VARIABLE FUND	AETNA GET FUND
AETNA VARIABLE ENCORE FUND	AETNA GENERATION PORTFOLIOS, INC.
AETNA INCOME SHARES	AETNA VARIABLE PORTFOLIOS, INC.
AETNA BALANCED VP, INC.

By	/s/ J. Scott Fox

Name	J. Scott Fox

Title	President

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SCHEDULE B (Amended and restated as of June 19, 2001)

Aetna Variable Fund

Aetna Variable Encore Fund

Aetna Income Shares

Aetna Balanced VP Inc.

Aetna GET Fund

Series C
Series D
Series E
Series G
Series H
Series I
Series J
Series K
Series L
Series M
Series N

Aetna Generation Portfolios, Inc.

Aetna Ascent VP
Aetna Crossroads VP
Aetna Legacy VP

Aetna Variable Portfolios, Inc.

Aetna Value Opportunity VP
Aetna Growth VP
Aetna Small Company VP
Aetna Index Plus Large Cap VP
Aetna Index Plus Mid Cap VP
Aetna Index Plus Small Cap VP
Aetna International VP
Aetna Technology VP

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